UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            PENN-AMERICA GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            PENN-AMERICA GROUP, INC.

                                420 S. York Road
                           Hatboro, Pennsylvania 19040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2000


         The Annual Meeting of Shareholders (the "Meeting") of Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), will be held on May 17, 2000 at 10:00 a.m., local time, at the Company's offices at 420 S. York Road, Hatboro, Pennsylvania, for the following purposes:

1. To elect directors to hold office until the Annual Meeting of Shareholders in 2001 and until their respective successors are duly elected and qualified;

2. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

         All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to date, sign and return the enclosed proxy promptly. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                    By Order of the Board of Directors,

                                    Garland P. Pezzuolo
                                    Secretary

April 7, 2000

         Annual Reports to Shareholders, including financial statements, are being mailed to shareholders together with these proxy materials, commencing on or about April 7, 2000.

                            PENN-AMERICA GROUP, INC.
                                420 S. York Road
                           Hatboro, Pennsylvania 19040


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2000



                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting"), which is scheduled to be held at 10:00 a.m., local time, on May 17, 2000, at 420 S. York Road, Hatboro, Pennsylvania for the purposes set forth in the foregoing notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 7, 2000.

     The Board of Directors knows of no matters which are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the nominees to the Board of Directors in the election of directors.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

     At the close of business on March 31, 2000, there were outstanding 7,719,161 shares of the Company's Common Stock, $.01 par value ("Common Stock"). Each shareholder of record at the close of business on March 31, 2000 is entitled to one vote for each share held. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Meeting. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

     In the election of directors, the nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other matters to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

Security Ownership of Management and Principal Shareholders

     The table below sets forth certain information as of March 31, 2000 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's Chief Executive Officer and the executive officers listed in the Compensation Table on page 6, and (iv) all directors and executive officers as a group. On March 31, 2000, there were 7,719,161 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed.

                                                                       Amount Beneficially             Percent
Name of Beneficial Owner                                                   Owned(1)(2)                of Class
Penn Independent Corporation.............................                3,087,500                      40.0%
      420 S. York Road
      Hatboro, PA  19040
Irvin Saltzman...........................................                3,184,700 (3)                  41.3%
      420 S. York Road
      Hatboro, PA  19040
Jon S. Saltzman.........................................                 3,192,650 (4)                  41.4%
Jami Saltzman-Levy.......................................                3,088,400 (5)(6)               40.0%
E. Anthony Saltzman......................................                3,087,500 (7)                  40.0%
Robert A. Lear...........................................                   51,000                        *
Rosemary R. Ferrero......................................                   21,500 (8)                    *
James E. Heerin, Jr......................................                   21,250                        *
John M. DiBiasi..........................................                   51,033 (9)                    *
Thomas P. Bowie..........................................                    8,130                        *
M. Moshe Porat, Ph.D., CPCU..............................                   43,000 (10)                   *
Charles Ellman...........................................                  114,000 (11)                  1.5%
Paul Simon...............................................                   11,500                        *
Avenir Corporation.......................................                  874,422                      11.3%
Goldman Sachs Asset Management...........................                  688,850                       8.9%
Dimensional Fund Advisors, Inc...........................                  562,500                       7.3%
Kestrel Investment Management
      Corporation......................................                    477,900                       6.2%
All executive officers and directors.....................
      as a group (11 persons)............................                3,612,163                      46.8%
------------
* Less than 1%

(1) Includes shares of restricted stock awarded to certain officers of the Company under the Company's 1993 Stock Incentive Plan (as amended and restated), and pursuant to a secondary offering of the common stock of the Company in July 1997, which have not yet vested, over which such persons maintain voting power, as follows: 9,000 shares for Mr. Jon Saltzman, 6,000 shares for Mr. DiBiasi, 4,500 shares for Ms. Ferrero and 8,000 shares for Mr. Bowie.


                                       2

(2) Includes shares subject to exercisable options as follows: 75,000 for Mr. Irvin Saltzman, 45,000 for Mr. Jon Saltzman, 39,000 for Mr. Lear, 16,500 for Mr. Heerin, 22,500 for Mr. DiBiasi, 36,000 for Dr. Moshe Porat, 31,500 for Mr. Ellman, and 9,000 for Mr. Simon.
(3) Of these shares, 3,087,500 are owned of record by Penn Independent Corporation. Mr. Irvin Saltzman, Chairman of the Board of Directors, owns 48.12% of the outstanding voting securities of Penn Independent.
(4)  Of these shares, 3,087,500 are owned of record by Penn Independent. Mr. Jon
     S. Saltzman, collectively with Ms. Jami Saltzman-Levy and Mr. E. Anthony Saltzman, serves as a trustee of five trusts that own a total of 48.2% of the outstanding voting securities of Penn Independent. Additionally, Mr. Jon Saltzman serves individually as trustee of two trusts that collectively own 0.7% of the outstanding voting securities of Penn Independent. Mr. Saltzman also owns 0.1% of the outstanding voting securities of Penn Independent in his own name. The total number of shares owned by Mr. Saltzman excludes 8,150 shares held by Mr. Saltzman's wife to which Mr. Saltzman disclaims beneficial ownership.
(5) Of these shares, 3,087,500 are owned of record by Penn Independent. Ms. Jami Saltzman-Levy, collectively with Mr. Jon S. Saltzman and Mr. E. Anthony Saltzman, serves as trustee of five trusts that own a total of
     48.2% of the outstanding voting securities of Penn Independent. Additionally, Ms. Jami Saltzman-Levy serves individually as trustee of six trusts that collectively own 2.5% of the outstanding voting securities of Penn Independent. Ms. Jami Saltzman-Levy also owns 0.1% of the outstanding voting securities of Penn Independent in her own name.
(6)  900 of such shares are owned jointly with her spouse.
(7) These shares are owned of record by Penn Independent. Mr. E. Anthony Saltzman, collectively with Ms. Jami Saltzman-Levy and Mr. Jon S. Saltzman, serves as trustee of five trusts that own a total of 48.2% of the outstanding voting securities of Penn Independent. Mr. E. Anthony Saltzman also owns 0.1% of the outstanding voting securities of Penn Independent in his own name.
(8)  6,000 of such shares are owned jointly with her spouse
(9)  14,295 of such shares are owned jointly with his spouse.
(10) 10,000 of such shares are owned jointly with his spouse.
(11) Excludes 30,000 shares held by Mr. Ellman's wife and 150 shares held by Mr. Ellman's daughter to which Mr. Ellman disclaims beneficial ownership.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees for Election

     At the Meeting, the shareholders will elect seven (7) directors to hold office until the Annual Meeting of Shareholders in 2001 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Irvin Saltzman, Jon S. Saltzman, Charles Ellman, Robert A. Lear, Jami Saltzman-Levy, M. Moshe Porat and Paul Simon. All of the nominees are presently members of the Board of Directors of the Company.

     The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     Set forth below is certain information concerning the nominees for election as directors:

                                               Director
Name                              Age           Since         Position with the Company
Irvin Saltzman.............       77             1993         Chairman, Director
Jon S. Saltzman............       42             1993         President and Chief Executive Officer, Director
Robert A. Lear.............       54             1993         Director
Charles Ellman.............       71             1994         Director
Jami Saltzman-Levy.........       43             1994         Director
Dr. M. Moshe Porat.........       53             1994         Director
Paul Simon.................       71             1997         Director

     Mr. Irvin Saltzman is the founder of Penn-America Insurance Company ("Penn-America"), the wholly-owned subsidiary of the Company, and of Penn Independent Corporation ("Penn Independent"), an insurance enterprise which owns 40.0% of the outstanding shares of the Company. Mr. Saltzman has been Chairman of the Board of Directors of the Company since its formation in July 1993. He has been active in the insurance industry since 1947. Mr. Saltzman is the father of Mr. Jon S. Saltzman and Ms. Jami Saltzman-Levy. See "Certain Transactions."

     Mr. Jon S. Saltzman has been President and Chief Executive Officer of the Company since its formation in July 1993. He has been President, Chief Executive Officer and Director of Penn-America since June 1993. Mr. Saltzman was President and Chief Operating Officer of Penn-America from June 1989 until June 1993, and was Vice President, Marketing of Penn-America from January 1986 until June 1988. Mr. Saltzman is Mr. Irvin Saltzman's son and Ms. Jami Saltzman-Levy's brother.

     Mr. Lear has been President and Chief Executive Officer of Penn Independent since September 1996 and previously served as Executive Vice President-Finance from 1994 to August 1996. He was Vice President-Finance and Chief Financial Officer of the Company from its formation in July 1993 until March 1995. Mr. Lear is a Director of Dynasil Corporation of America since February 1998. Prior to joining Penn Independent, Mr. Lear had over 15 years of public accounting experience, specializing in the insurance industry. Mr. Lear is a certified public accountant.

     Mr. Ellman has been a Director of the Company since 1994 and was a Director of Penn-America from May 1976 until May 1995. Prior to 1994, Mr. Ellman was Vice Chairman and a Director of Penn Independent.

     Ms. Saltzman-Levy has been Vice President-Human Resources of Penn Independent from 1985 to the present and a Director of Penn-America since 1991. Ms. Saltzman-Levy is Mr. Irvin Saltzman's daughter and Mr. Jon Saltzman's sister.

     Dr. Porat has been Dean of the Fox School of Business and Management at Temple University since August 1996; and previously was the Joseph E. Boettner Professor and Chairman of the Risk Management, Insurance and Actuarial Science Department at the Temple University School of Business and Management for eight years. Prior to joining Temple University, Mr. Porat was the Deputy General Manager of IHUD Insurance Agencies Ltd., an international insurance brokerage firm.

     Mr. Simon is Professor and Director of the Public Policy Institute at Southern Illinois University. Mr. Simon founded the Institute in 1997, shortly after retiring from the United States Senate after twelve years of service as a senator from Illinois. His distinguished political career includes 14 years in the Illinois House and Senate and a term as Lieutenant Governor of the State, the first Lieutenant Governor in the state's history to be elected with a governor from another party. He built a chain of 13 newspapers in the southern and central parts of Illinois, which he sold in 1966 to devote full-time to public service and writing. Mr. Simon is the recipient of 44 honorary degrees and has written 16 books. He is currently Director of the Chicago Mercantile Exchange, as well as director of a number of foundations.

Meetings and Committees of the Board of Directors

     The Board of Directors ("Board") held six meetings in 1999. The Board has established a Compensation and Stock Option Committee, an Audit Committee and a Nomination Committee.

     The Compensation and Stock Option Committee met four times in 1999. Dr. Porat and Messrs. Ellman and Simon are members of this Committee with Dr. Porat serving as Chairman. See "Report of Compensation and Stock Option Committee".

     The Audit Committee met three times in 1999. Messrs. Ellman and Simon and Dr. Porat are the current members of the Committee with Mr. Ellman serving as Chairman. Mr. Simon joined the Committee on May 19, 1999, succeeding Thomas M. Spiro, who resigned as a Director. The functions of the Audit Committee generally include reviewing with the independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

     The Nominating Committee met one time in 1999. In February 2000, the Nominating Committee met and recommended the nominees for election to the Board of Directors. Current members of the Committee include Messrs. Simon and Ellman and Dr. Porat, with Mr. Simon as the Chairman. Mr. Simon succeeded Mr. Spiro as a member (and Chairman) of the Committee, effective May 19, 1999. The Nominating Committee reviews the size and composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors, if nominated and elected, should be sent to the President of the Company at 420 S. York Road, Hatboro, PA 19040.

     All Directors attended 75% or more of the Board and Committee Meetings in the aggregate, but for Mr. Simon who attended 46% of the Board and Committee Meetings.

     The Company's bylaws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the President of the Company (a) with respect to an election to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, and (b) with respect to an election to be held at a special meeting or in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting is given to shareholders. The notice must contain (a) the name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation earned during each of the last three fiscal years by the Company's Chief Executive Officer and by the four most highly paid executive officers ("named executive officers") during 1999.

                                      Annual Compensation(1)                      Long-Term Compensation Awards
                                                                            Number of
Name and                                                Other Annual       Restricted      Securities     All Other
Principal                                      Bonus    Compensation          Stock        Underlying   Compensation
Position               Year      Salary($)   ($)(2)(3)     ($)           Award(s)($)(4)     Options(#)      ($)(5)
Jon S. Saltzman       1999        300,000           0          0              45,160            0            5,000
President, Chief      1998        310,308     117,000          0              58,006            0            4,999
Executive Officer     1997        259,192     184,950          0             236,250            0            2,505

John M. DiBiasi       1999        190,000           0          0              30,461            0            5,000
Executive Vice        1998        196,800      58,333          0              39,561            0            5,000
President             1997        180,327      86,646          0             157,500            0            3,716

Rosemary R. Ferrero   1999        163,500           0          0              22,845            0            4,963
Vice President,       1998        169,327      50,000          0              29,670            0            5,000
Chief Financial       1997        155,493      50,000          0             118,125            0            3,658
Officer

Thomas P. Bowie       1999        131,181           0          0               8,000            0                0
Sr. Vice President,
Claims

J. Ransley Lennon     1999        100,000           0          0                   0            0            3,000
Vice President,       1998        103,539      15,513          0                   0            0            3,374
Information           1997         89,231      11,400          0                   0            0            2,316
Technology

------------
(1) Excludes certain perquisites and other amounts which, for any executive officer, did not exceed in the aggregate 10% of the total annual salary and bonus for such executive officer.
(2)  Any bonus awarded represents a bonus for the prior year's services.
(3) The amounts reflecting bonuses awarded to Messrs. Saltzman and DiBiasi and Ms. Ferrero in 1997 include amounts that were earned in 1997 but paid in 1998 ($117,000 for Mr. Saltzman, $58,333 for Mr. DiBiasi and $50,000 for Ms. Ferrero).
(4) Represents restricted stock awards granted to Mr. Saltzman (15,000 shares), Mr. DiBiasi (10,000 shares), Ms. Ferrero (7,500 shares), and Mr. Bowie (8,000 shares) which vest ratably over 5 years.
(5)  Represents employer contributions to the Company's 401(k) Savings Plan.

Option/SAR Grants

     No individual grants of stock options were made during fiscal year 1999 to the Company's Chief Executive Officer or the named executive officers. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

Aggregated Option/SAR Exercises and Fiscal Year-End Options/SAR Value Table

     The following table sets forth information relating to options exercised during 1999 by the Company's Chief Executive Officer and those named executive officers in possession of options, as well as the number and value of such options held on December 31, 1999. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

                                      Aggregated Option Exercises in 1999
                                    and Option Values at December 31, 1999

                                                             Number of Securities
                                                                  Underlying
                           Shares                                 Unexercised               Value of Unexercised
                          Acquired                                Options at              In-the-Money Options at
                             on               Value            Dec. 31, 1999 (#)            Dec. 31, 1999($)(2)
                                                          ----------------------------  -----------------------
Name                   Exercise (#)(1)    Realized ($)    Exercisable   Unexercisable    Exercisable      Unexercisable
----                   ---------------    ------------    -----------   -------------    -----------      -------------
Jon S. Saltzman               0                 0           45,000             0           75,750              0
John M. DiBiasi               0                 0           22,500             0           39,375              0
J. Ransley Lennon             0                 0           12,750             0           22,313              0
------------

(1) No Stock Options were exercised during fiscal year 1999 by the named executive officers.
(2) Total value of unexercised options is based upon the difference between the last sales price of the Company's Common Stock on the New York Stock Exchange as of December 31, 1999 and the exercise price of the options, multiplied by the number of option shares.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee (the "Committee") consists of Dr. Porat (Chairman) and Messrs. Ellman and Simon, none of whom is an employee of the Company. The Compensation Committee is charged generally with the review and development of compensation practices regarding the Company and its employees, including executive officers. The Compensation Committee bases its compensation recommendations upon information derived from multiple sources including company personnel, outside compensation consultants, industry surveys and recommendations of management. The Committee believes that consideration of these diverse sources of information helps to create a balanced and appropriate compensation program.

     The Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest levels and contribute significantly to the Company's success. In establishing executive compensation, the Committee considers various factors including the personal performance of the executive officer, the attainment of certain financial goals and the need to attract, retain and motivate superior management.

Executive Officers and Key Employees

     In determining appropriate compensation levels for its executive officers, the Committee conducted a review of compensation data of companies in a peer group deemed appropriate by the Committee. Peer group companies for purposes of establishing compensation levels were not necessarily the same companies as those included in the performance graph utilized to evaluate the performance of the Company's stock.

     In line with advice received from outside compensation consultants, the Committee generally sets its competitive salaries for executive officer positions in the range between the median level and the 75th percentile of those companies it surveys.

     In 1999, compensation paid to the Company's executive officers could have consisted of up to three separate components; salary, bonus (comprised of 50% Company stock and 50% cash) and stock options and restricted stock awards. The base salaries of executive officers were initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent. But for Thomas P. Bowie who received an award of restricted shares of stock as a signing bonus, no bonuses or grants of stock options were awarded to the executive officers in 1999. Compensation paid to executive officers in 2000 may include salary, cash, stock options, and/or restricted stock awards.

1993 Stock Incentive Plan

     Under the Company's 1993 Stock Incentive Plan, as amended and restated, stock options and restricted shares may be granted to executive officers and other employees of the Company. The size of any annual stock option or restricted share award is based on Company performance, the individual's responsibilities and position with the Company, as well as on the individual's present outstanding vested and unvested options. Options are designed to recognize employee performance and to align the interests of employees with those of the Company's shareholders. The Company's 1993 Stock Incentive Plan was designed to provide incentive for the enhancement of shareholder value, as the full benefit of stock option grants will not be realized unless there is appreciation in per share values. In this regard, options have been and will be granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant and will generally become exercisable in equal installments over a period of five years.

Key Employee Incentive Plan

     The Company's Key Employee Incentive Compensation Plan is designed to provide incentives to key employees to excel in their performance individually and collectively to the benefit of stockholders and employees. The Plan is designed to be simple and predictable yet to provide significant monetary incentives to key employees. The principal performance criteria are pre-tax underwriting earnings (which excludes investment results) ("Underwriting Earnings") compared against the Annual Business Plan and industry performance, and specifically the earnings per share measurement as compared with previous year performance. The plan is designed to pay bonuses at a level of 10% to 35% of annual salary when the target goals are achieved and an additional amount if targets are exceeded by 5% or more. A portion of the bonus pool is awarded at the discretion of the CEO. Incentive bonuses are paid to all participants 50% in cash and 50% in stock, except that in 1998 and 1997, the bonus paid to the CEO was paid entirely in cash. No bonuses were awarded to any key employee in 1999. The overall compensation payable under the Key Employee Incentive Compensation Plan may not exceed 10% of Underwriting Earnings without prior approval of the Committee, except that for 2000 the Board has waived this limitation and has authorized a minimum of 50% of the award.

     Mr. Jon Saltzman's compensation was determined by the Committee in light of the factors set forth above. His total compensation was compared with compensation packages within the industry. Any award under the Key Employee Incentive Compensation Plan will be made pursuant to that plan and the normal considerations of the Committee. In determining Mr. Saltzman's base salary in 1999, the Committee evaluated his personal and company performance on both a qualitative and quantitative level.

Employee Bonus Plan

     While the Committee is not charged with establishing salaries and any cash bonuses awarded to employees, the Committee is responsible for establishing employee bonuses to the extent that any such bonus includes stock options or restricted stock awards. In 1999, the Committee implemented an Employee Bonus Plan, which is based on the 1993 Stock Incentive Plan, as amended and restated. Under this Plan, employees may be awarded non-qualified stock options as part of a bonus for a given year. The Committee is charged with establishing parameters for employee bonuses, if any, under this Plan. In 1999, the Committee, with approval of the Board, authorized the award of a designated number of non-qualified stock options to eligible employees of the Company. The parameters for any employee bonus in 2000 include the grant of cash and/or non-qualified stock options, depending on company and individual performance during 2000.

     The Internal Revenue Code provides that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1 million for the executive. The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under the Internal Revenue Code. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. Options granted under the Company's 1993 Stock Incentive Plan are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1 million limitation.

Compensation and Stock Option Committee

         M. Moshe Porat (Chairman)
         Charles Ellman
         Paul Simon

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Dr. Porat and Messrs. Ellman and Simon, all non-employee directors of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

     The Company pays to each of its non-employee directors an annual retainer of $15,000 and $5,000 for serving on committees, including chairing one committee. An additional $500 is paid for each special meeting. The Company pays all out-of-pocket expenses incurred by the Directors for attending meetings.

     Under the Company's amended and restated 1993 Stock Incentive Plan, an option grant of 3,000 shares of the Company's stock is made to each non-employee director on the date of the first annual meeting of shareholders at which such person is elected to the Board of Directors, and thereafter on the date of each annual meeting of shareholders at which such person is reelected to the Board of Directors. Such options become exercisable on the first anniversary of the date of grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the New York Stock Exchange and the Standard and Poor's Insurance Composite for the period December 31, 1994 through December 31, 1999, assuming an initial investment of $100 and that dividends are reinvested annually.

                                [OBJECT OMITTED]

   --------------------------------------------------------------------------------------
                                                               S&P Insurance Composite
      Date              PNG          NYSE Composite Index               Index
   --------------------------------------------------------------------------------------
      12/31/94        $100.00              $100.00                    $100.00
      12/31/95        $194.44              $133.94                    $142.64
      12/31/96        $222.19              $162.59                    $177.26
      12/31/97        $426.97              $215.93                    $260.88
      12/31/98        $192.82              $256.43                    $271.82
      12/31/99        $169.12              $285.06                    $283.84

                              CERTAIN TRANSACTIONS

Headquarters Lease

     The Company's headquarters in Hatboro, Pennsylvania are occupied pursuant to a lease, effective June 30, 1995, between Mr. Irvin Saltzman, Chairman of the Board of Directors, as landlord, and the Company. The lease is for an initial term of five years and the Company has one five-year renewal option thereafter. The parties have agreed to renew the lease for an additional five-year term. The parties are currently negotiating the terms of the new lease. In no event will the rent be increased to an amount greater than 50% of the cumulative change in the Philadelphia area Consumer Price Index during the new lease term. The current rent is $281,112 per year and the Company is required to pay its pro rata share of all increases in the base year of taxes, fees, assessments and expenses on the entire office facility. As of March 31, 2000, there was no pro rata share charge. Management believes that the amount being paid by the Company under the lease represents a fair market value annual rental charge.

Affiliated Insurance Entities

     Several of Penn Independent's wholly-owned subsidiaries are insurance agencies (the "Agencies") that write business with Penn-America. During the year ended December 31, 1999, the business written by the Agencies for Penn-America represented 1.8% ($1,732,000) of the business of Penn-America. Total commissions paid to such Agencies were $441,000. Agents' balances receivable from affiliates was $196,000. Penn-America believes that its arrangements with the Agencies are on terms no more favorable than they would otherwise be if the Agencies were unaffiliated third parties.

Agreements with Penn Independent Corporation

     Penn-America receives services from executives (including Mr. Irvin Saltzman and Ms. Jami Saltzman-Levy), staff and administrative personnel of Penn Independent, including services in connection with Penn-America's investment portfolio and human resource administration and related services. Also, Penn-America has historically been charged a portion of the amounts paid by Penn Independent for services such as insurance, telecommunications, professional fees, postage and office supplies.

     In 1999, Penn-America was charged 33% ($66,500) of the amounts incurred by Penn Independent for insurance, telecommunications, postage and office supplies. Additionally, the Company paid to Penn-Independent approximately $133,500 for the services of Penn Independent personnel for executive, human resource administration (including Ms. Jami Saltzman-Levy), investment advisory (Mr. Irvin Saltzman) and other related support services.

Carl Domino Associates, L.P.

     Penn-America, and its wholly-owned subsidiary, Penn-Star Insurance Company ("Penn-Star"), have retained Carl Domino Associates, L.P. ("CDA"), a registered investment advisor, to recommend purchases and sales of equity securities. Penn Independent owns a 3% (approximate) limited partnership interest in CDA. CDA manages only the equity portfolio and was paid a total of $104,000 for services rendered in calendar year 1999. The fee is based on a monthly calculation of 1/12th of the annual percentage rates assigned to designated market values of the account. CDA receives an annual fee based on the market value of the companies' equity security assets which it manages at an annual rate of 0.375%.

     The Company believes that the terms of the transactions described in this section are at least as favorable as those that might have been obtained from unaffiliated third parties.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors will select a certified public accounting firm to serve as independent auditors for the Company for the current fiscal year at a subsequent Board Meeting this year. Representatives of Ernst and Young, the auditors for December 31, 1999, are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the reports received by it, and written representations received from the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons for the period January 1, 1999 through December 31, 1999 were made on a timely basis.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2001 must be received by the Company at its principal office in Hatboro, Pennsylvania, no later than December 31, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Meeting.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                            o FOLD AND DETACH HERE o

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF PENN-AMERICA GROUP, INC.

The undersigned, a holder of Common Stock of PENN-AMERICA GROUP, INC. hereby constitutes and appoints JON S. SALTZMAN and GARLAND P. PEZZUOLO, and each of them acting individually, as the proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 17, 2000 at 10:00 a.m. at 420 S. York Road, Hatboro, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present.

This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PENN-AMERICA GROUP, INC. SEE REVERSE SIDE. PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                SEE REVERSE SIDE

                            o FOLD AND DETACH HERE o

Unless otherwise specified, the shares will be voted "FOR" the election of all seven nominees for director and "FOR" the other proposal set forth below.

[ x ]  Please mark your vote                  FOR          WITHHELD
       as in this example.                  [     ]        [     ]



1. Election of Directors (nominees as listed) Nominees: Irvin Saltzman, Jon S. Saltzman, Charles Ellman, Robert A. Lear, Jami Saltzman-Levy,
   M. Moshe Porat, Paul Simon

   For, except vote withheld from the following nominee(s): ___________________

2. To vote on such other business which may properly come before the meeting.



Dated _____________________, 2000


Signature____________________________________


Signature____________________________________

NOTE: Please sign this Proxy as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.